UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 6, 2001

                      Express Investments Associates, Inc.
             (Exact name of Registrant as specified in its charter)

   Nevada                         000-27543                         98-0204680
(State or Other                (Commission File                   (IRS Employer
Jurisdiction of                    Number)                        Identification
Incorporation)                                                       Number)

      104-1456 St. Paul Street, Kelowna, British Columbia, Canada, V1Y 2E6
               (Address of principal executive offices) (Zip Code)

                                 (250) 868-8177
              (Registrant's telephone number, including area code)

Item 1.   Changes in Control of Registrant

          On March 31, 2001, Richard Wang, Jun Zhou, Peng Chen and Jingfeng Hu reported on a Schedule 13D that they had purchased 1,000,000 common shares of the Registrant from the Registrant's current shareholders. The purchase represented 100% of the Registrant's outstanding common shares. Lock up agreements affecting 396,000 of the common shares were rescinded by the Board of Directors to facilitate the sale.

          The Registrant's business purpose will be to continue to locate a merger or acquisition candidate that seeks to become a reporting company under the Securities Exchange Act of 1934.

Item 5.   Other - Change of Name and Address

          On November 21, 2000, we changed our name to TEDA Technologies International, Inc. The name change was filed by the Nevada Secretary of State on November 22, 2000. We also changed our principal place of business on February 6, 2001, to: 8980 Frazerwood Court, Unit 10, Burnaby, BC, Canada V5J 5H7.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Express Investments Associates, Inc.
                                       Registrant


DATED:  March 31, 2001                By: /s/ Richard Wang,
                                           ----------------------------------
                                           President and Chief Operating Officer